DIAMOND TRIUMPH ACQUIRES THE ASSETS OF SETTLES GLASS CO.

Diamond Triumph Auto Glass, Inc., one of the nation’s leading providers of auto glass services, announced today it has acquired the retail auto and fabrication glass assets of Settles Glass Companies, Incorporated. Settles Glass provides complete glass service for auto and home glass customers. The acquisition will provide Diamond Triumph’s customers with an additional 18 full service retail locations throughout Massachusetts and one full service retail location in New Hampshire. Annual unaudited revenues of Settles Glass approximated $9.5(m) for the fiscal year ended March 31, 2005.

Diamond Triumph provides comprehensive auto glass services to national accounts, insurance companies, commercial/fleet accounts and individual consumers through its national retail and distribution networks. Diamond Triumph and Settles Glass Companies have both been operated since 1923.

“This transaction positions Diamond Triumph for growth in an important geographic market” said Norm Harris, Chief Executive Officer of Diamond Triumph. “As we integrate in this marketplace, our first priority is to continue to enhance Settles strong tradition of providing superior quality customer service and value”. “We believe by leveraging the strengths of both organizations, we will provide outstanding opportunities for our employees while giving our customers additional access and service potential”.

Doug Boyle, Chief Financial Officer of Diamond Triumph said “Although the replacement auto glass industry has been challenging over the last several years, we feel there are opportunities for our company to grow its market position by making strategic investments”. “We look forward to exploring new opportunities when they align with our strategy and make business sense for our company”.